Exhibit 12

LONE STAR INDUSTRIES, INC.
Statement Re Computation of Ratio of Earnings to Fixed Charges
(Dollar amounts in thousands)

                                           Successor Company

                             For the      For the      For the    For the  |
                           Three Months Three Months Nine Months Six Months|
                              Ended        Ended        Ended      Ended   |
                            September    September    September  September |
                             30, 1995     30, 1994     30, 1995   30, 1994 |
                           (Unaudited)  (Unaudited)  (Unaudited)(Unaudited)|
Earnings Available:                                                        |
                                                                           |
  Income (loss) before                                                     |
        provision for                                                      |
        income taxes         $ 26,723     $ 20,869    $ 37,571    $ 32,868 |
                                                                           |
  Less: Excess of earnings                                                 |
        over dividends of                                                  |
        less than fifty                                                    |
        percent owned                                                      |
        companies              (1,484)        (410)     (3,708)     (1,679)|
                                                                           |
        Capitalized interest      (97)         (67)       (158)       (107)|
                               25,142       20,392      33,705      31,082 |
                                                                           |
Fixed Charges:                                                             |
                                                                           |
  Interest expense (including                                              |
        capitalized interest)                                              |
        and amortization of                                                |
        debt discount and                                                  |
        expenses                2,317        2,380       7,055       4,639 |
                                                                           |
  Portion of rent expense                                                  |
        representative of an                                               |
        interest factor           544          544       1,631       1,088 |
                                                                           |
Total Fixed Charges             2,861        2,924       8,686       5,727 |
                             ________     ________    ________     _______ |
Total Earnings Available     $ 28,003     $ 23,316    $ 42,391     $36,809 |
                                                                           |
                                                                           |
Ratio of Earnings to Fixed                                                 |
  Charges                        9.79X        7.97X       4.88X       6.43X|
                                                                           |
                                                                           |
Earnings deficiency          $      0     $      0    $      0     $     0 |




                                                                  Exhibit 12

LONE STAR INDUSTRIES, INC.
Statement Re Computation of Ratio of Earnings to Fixed Charges
(Dollar amounts in thousands)


                                      Predecessor Company

                                             For the
                                          Three Months
                                              Ended
                                            March 31,
                                              1994



Earnings Available:

  Income (loss) before provision
        for income taxes                     ($ 3,170)

  Less: Excess of earnings over
        dividends of less than fifty
        percent owned companies                   (75)

        Capitalized interest                      (38)
                                             (  3,283)

Fixed Charges:

  Interest expense (including
        capitalized interest) and
        amortization of debt
        discount and expenses                     271

  Portion of rent expense
        representative of an
        interest factor                           600

Total Fixed Charges                               871
                                              _______
Total Earnings Available                     ($ 2,412)

Ratio of Earnings to Fixed Charges              n/m

Earnings deficiency                          ($ 3,283)